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                                                                   EXHIBIT 10.53


                            Memorandum of Agreement

Whereas the parties entered into a Heads of Agreement together with Simon Drabble on the 19th day of July 1995 (the "Heads of Agreement").

Simon Drabble ceased to be a Director or Employee of IFX Ltd. (formerly Index FX Ltd. the "Company") on the 19th November 1996.

The Parties have agreed to terminate the Heads of Agreement with effect from 31st March 1997 and IFX Ltd. and each of Graham Wellesley ("GW") and Lorenzo Naldini ("LN") have agreed to terminate the employment contracts between IFX Ltd. and each of GW and LN, dated 13th November 1995, with effect from the same date.

Now It Is Agreed:

The Heads of Agreement and the employment contracts of each of GW and LN with IFX Ltd. shall be deemed to have been terminated on the 31st day of March 1997 and shall be of no further effect save with regard to matters occurring during the course of those agreements and save that obligations of confidentiality, secrecy and restrictive covenants applicable to any party shall continue in force in accordance with the terms of the relevant agreements. Notwithstanding the termination of these employment contracts each of GW and LN shall continue to be directors of IFX Ltd.

The Parties have signed this Memorandum of Agreement as a Deed by way of acknowledgment of their prior verbal agreements to terminate the Heads of Agreement and the employment contracts on the terms set out above and with effect from 31st March 1997.



/s/ Jack Carl/312 Futures, Inc. by
    Allyson Laackman, CFO
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Jack Carl/312 Futures, Inc.


/s/ Lorenzo Naldini
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Lorenzo Naldini


/s/ Graham Wellesley
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Graham Wellesley


/s/ Charles Romilly
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IFX Ltd.

Dated this 12th day of March 1997.